Exhibit 10.33

JOINDER AGREEMENT

THIS JOINDER AGREEMENT to the Note Purchase Agreement, dated as of October 6, 2020 (the “NPA”), by and among PureCycle Technologies LLC, a Delaware limited liability company (the “Company”) and the investors listed on Schedule A attached thereto (collectively, “Magnetar”), dated as of March 17, 2021 (this “Joinder”), is executed and delivered by Roth CH Acquisition I Co. Parent Corp., a Delaware corporation (“Roth”) in favor of Magnetar in accordance with the terms of the NPA. Capitalized terms used but not defined herein have the respective meanings given them in the Indenture, dated as of October 7, 2020, by and between the Company and U.S. Bank National Association, a national banking association.

RECITALS

WHEREAS, pursuant to Section 6(g) of the NPA, the Company will not enter into a SPAC Transaction unless, as a condition to the closing of such SPAC Transaction, the SPAC enters into a joinder to the NPA and agrees to be bound by the Company’s obligations under Section 6 of the NPA.

WHEREAS, Roth is a SPAC.

WHEREAS, the Company and Roth desire to enter into a SPAC Transaction, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Roth, and the other parties thereto, and, as a condition to the closing of such SPAC Transaction, and in compliance with Section 6(g) of the NPA, Roth agrees to execute this Joinder.

NOW THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Roth hereby agrees as follows:

AGREEMENT

1.                   In accordance with Section 6(g) of the NPA, Roth hereby agrees that, upon consummation of the SPAC Transaction and as a condition thereto, Roth will be a party to the NPA and will be subject to, and bound by, all of the terms, covenants and obligations under Section 6 of the NPA as though an original party thereto.

2.                   Sections 7(c), (g), (i), (j), (l), (n), (o), (p) and (t) in the NPA are hereby incorporated by reference mutatis mutandis.

3.                   Any notice required or permitted by the NPA will be given to Roth at the address listed below Roth’s signature below.

4.                   This Joinder may be executed in separate counterparts, each of which will be deemed an original, and all of which when taken together will constitute one and the same instrument. Delivery of an executed signature page to this Joinder by electronic transmission (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) will be effective as delivery of a manually executed counterpart to this Joinder.

[signature pages follow]

IN WITNESS WHEREOF, Roth has executed this Joinder as of the date first written above.

ROTH CH ACQUISITION I CO. PARENT CORP.

By:	/s/ Byron Roth
Name: Byron Roth
Title: Chief Executive Officer
Address: 888 San Clemente Drive, Suite 400
Newport Beach, CA 92660

[Signature Page to Joinder to Note Purchase Agreement]

Accepted as of the date first written above.

PURECYCLE TECHNOLOGIES LLC

By:	/s/ Michael Otworth
Name: Michael Otworth
Title: Chief Executive Officer

[Signature Page to Joinder to Note Purchase Agreement]